Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (the "Agreement") is made this 26th day of January, 2009, by and among Advanced Technologies Group, Ltd. ("Seller"), a Nevada corporation, having its principal place of business at 249 Washington Street, Jersey City, NJ 07302, FX Direct Dealer, LLC ("Purchaser"), a Delaware limited liability company, having its principal place of business at 75 Park Place, 4th floor, New York, NY 10007 (Seller and Purchaser are hereinafter sometimes referred to individually as a "Party" or collectively as the "Parties"), MaxQ Investments, LLC., a Delaware limited liability company, having a principal place of business at 75 Park Place, 4th Floor, New York, New York 10007 (MaxQ Investments LLC ("MaxQ") is sometimes referred to as the "Majority MEMBER"), and Tradition, N.A., having its principal place of business at 75 Park Place, 4th floor, New York, New York 10007 ("Tradition"), but with respect to Tradition only as to Section 5 (e) of this Agreement.

     WHEREAS, the Parties, MaxQ and Tradition agree and acknowledge that, although this Agreement is being executed as of the date hereof and a Closing with respect to the purchase and sale transaction referenced herein is proposed to occur hereafter, the Parties reached substantial agreement subject to the closing conditions contained herein, and intend such Closing to have occurred, as of December 31, 2008;

     WHEREAS, Purchaser desires to purchase substantially all of Seller's Membership Interest in an amount equal to 99.96% of Seller's Percentage Interest (as defined in that certain Operating Agreement of Purchaser, dated March 20, 2002 (the "Operating Agreement") in Purchaser (which 99.96% of Seller's Percentage Interest purchased hereunder shall be the "Interest Purchased"), such that Seller shall retain a Membership Interest equal to a .01% Percentage Interest in Purchaser (such Percentage Interest as calculated after the purchase is consummated) (which retained Units owned by Seller are the "Retained Interest");

     WHEREAS, the Parties desire to resolve any and all claims that the Seller Parties (those parties as defined in the "Mutual General Release" attached hereto as Exhibit A) and the Purchaser Parties (as defined in the Mutual General
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Release)  may each have as  against  the  others,  as set  forth in such  Mutual
General Release;

     WHEREAS, in connection with Seller's sale of the Interest Purchased, Seller and Purchaser shall agree to the terms of an Amended and Restated Operating Agreement, on or before the Closing Date (defined in Section 1 (b) below) of the sale of the Interest Purchased, which Amended and Restated Operating Agreement shall amend the Operating Agreement in recognition of the Sale Transaction as defined in Section 1(b) below;

     WHEREAS, in accordance with the terms hereof, the Purchaser will make a cash down payment and will execute a subordinated note and cash subordinated note agreement in favor of Seller (which subordinated note and agreement shall comply with all applicable regulatory guidelines), the payment of which cash as set forth in Section 1 hereof, and the issuance, execution and delivery of which documents, in addition to satisfaction or waiver of the closing conditions set forth in Section 5 hereof, shall operate to transfer the Interest Purchased to Purchaser;

     WHEREAS, Seller desires to sell the Interest Purchased and Purchaser, acting by authority conferred by the Majority Member as reflected by its execution hereof, desires to purchase the Interest subject to the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the premises, promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. PURCHASE AND SALE.

     (a) Recitals. The Recitals hereto are incorporated by reference in this Agreement and made a part hereof.

     (b) Sale of Interest. Effective upon the closing of this transaction as hereinafter provided (the "Closing" and such date the "Closing Date"),

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     Seller shall  irrevocably sell,  convey,  assign and transfer to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to the Interest (the "Sale Transaction") free and clear of any liens, charges, security interests, pledges, mortgages or other encumbrances (other than restrictions on transfer generally arising under the Securities Act of 1933, as amended or other applicable laws) (collectively, "Liens").

     (c) Purchase Price. The purchase price for the Interest Purchased is TWENTY SIX MILLION U.S. DOLLARS ($26,000,000) (the "Purchase Price"). The Purchase Price is payable on the Closing Date by means of a cash down payment equal to NINE MILLION U.S. DOLLARS ($9,000,000) (the "Down Payment") made to Seller as indicated in Section 5(c)(ii) hereof, and the duly authorized and executed Subordinated Note attached hereto as Exhibit B ("Note") in the amount of SEVENTEEN MILLION U.S. DOLLARS ($17,000,000) (the "Indebtedness"), pursuant to the terms and conditions of a Cash Subordinated Loan Agreement attached hereto as Exhibit C (the "CSLA") and the Note.

2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser that, as of the date of this Agreement and at and as of the Closing Date:

     (a) Seller is a publicly-traded corporation duly registered under the Securities Exchange Act of 1934 and incorporated, validly existing and in good standing under the laws of the State of Nevada. Seller has full corporate power and authority necessary for the execution, delivery and performance by Seller of this Agreement and the transactions and agreements contemplated hereby.

     (b) This Agreement has been duly authorized by all requisite corporate acts or proceedings of the Seller in accordance with applicable laws, including all federal and state securities laws (subject to the requirements of Regulation 14C of the Securities Exchange Act of 1934), and has been duly executed and delivered by Seller and, assuming due authorization, execution

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     and  delivery  hereof  by  Purchaser,  is  the  legal,  valid  and  binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation the Sale Transaction (subject to compliance with applicable securities law requirements), does not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under: (i) the articles of incorporation or by-laws of Seller, or, as of the Closing Date, the Amended and Restated Operating Agreement, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which Seller is bound, or to which any of the property or assets of Seller is subject, or (iii) any law, order, rule judgment, decree or regulation of any court or governmental agency or body having jurisdiction over Seller or the property of Seller.

     (d) Seller is the sole record and beneficial owner of, and has good and valid title to, the Interest, free and clear of all Liens.

     (e) No claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding is pending or, to the knowledge of the Seller, threatened in writing against the Seller that would enjoin or delay the consummation of the transactions contemplated hereby.

     (f) Seller is not a party to any agreement with any finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses, in connection with the origin, negotiation, execution or performance of this Agreement for which any of the Purchaser or the Majority Member would be liable.

     (g) Seller has received and reviewed the financial statements and business plans of the Purchaser (including audited financial statements dated 12/31/07 Form 1-FR prepared in accordance with regulations of the U.S.

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     Commodity Futures Trading Commission ("CFTC  Regulations") as of 11/30/08),
     has had the opportunity to ask questions of Purchaser and its management regarding the financial and operating status of the Purchaser and the current status of all material facts affecting the business or operations of Purchaser, and has considered all this information thoroughly prior to executing this Agreement. Seller has sought appropriate legal, tax and investment advice regarding sale of its Interest Purchased to Purchaser and is selling the Interest Purchased freely, voluntarily and with all reasonable information to make an informed decision.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that, as of the date of this Agreement and at and as of the Closing Date:

     (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full limited power and authority necessary for the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby.

     (b) This Agreement has been duly authorized by all requisite acts or proceedings of the Purchaser and has been duly executed and delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. The Sale Transaction has been duly authorized by all requisite acts or proceedings of the Purchaser prior to the Closing Date.

     (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the Sale Transaction (subject to appropriate approvals by applicable regulatory authorities, including the Regulators) does not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under: (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which

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     Purchaser is a party or by which Purchaser is bound, or to which any of the property or assets of Purchaser is subject, or (ii) any law, order, rule judgment, decree or regulation of any court or governmental agency or body having jurisdiction over Purchaser or the property of Purchaser.

     (d) No claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding is pending or, to the knowledge of the Purchaser, threatened in writing against the Purchaser that would enjoin or delay the consummation of the transactions contemplated hereby.

     (e) Purchaser is not a party to any agreement with any finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses, in connection with the origin, negotiation, execution or performance of this Agreement.

     (f) The Majority Member, Seller and Tradition, N.A., constitute all of the members of Purchaser. By its execution of this Agreement, the Majority Member hereby confirms that (i) the Purchaser's Board of Managers has approved such Agreement; and (ii) Purchaser has the authority to execute this Agreement and consummate the transaction contemplated hereunder.

     (g) (A) The audited financial statements of the Purchaser as of and for the year ended December 31, 2007, together with the related notes and schedules, if any and the most recent Form 1-FR prepared by the Purchaser (collectively, the "Available Financial Statements"), attached hereto as
     Schedule 3(g) are true, correct and complete in all respects, (B) have been prepared in accordance with GAAP; (C) subject to normal auditing adjustments, present fairly, and are true, correct and complete statements in all material respects of the financial condition and the results of operations, retained earnings, members' equity and cash flows of the Purchaser as at and for the periods therein specified; and (D) have been prepared from and are in accordance with the books and records of the

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     Purchaser. For the purposes of this subsection,  "GAAP" means United States generally accepted accounting principles.

     (h) Except as disclosed on Schedule 3(h), since December 31, 2007, there has not been any material adverse change in the condition, operations, assets, liabilities, earnings, business, results of operations or the Adjusted Net Capital (defined below) of the Purchaser or its ability to repay its obligations. "Adjusted Net Capital" means: (i) an amount of capital held by Purchaser, if such Purchaser were registered to engage in the business of foreign exchange under CFTC Regulations, which would be required to be reported on a Form 1-FR by the National Futures Association ("NFA"); less (ii) haircuts related to risks associated with carrying positions in currencies; less (iii) non-allowable assets, all determined pursuant to the CFTC Regulations.

     (i) Purchaser and the Majority Member are not aware of any pending actions or proceedings, nor are they aware of any facts which would reasonably form the basis of an action or proceeding, which action or proceeding would materially and adversely effect the business of Purchaser, its Adjusted Net Capital or its ability to repay its obligations.

     (j) Except for (i) Liabilities (defined below) expressly reflected or reserved for in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business consistent with past practice of Purchaser since the date of the Form 1-FR incorporated in the Financial Statements,
     (iii) Liabilities which individually or in the aggregate are not material to the Purchaser, and (iv) Liabilities set forth on Schedule 3(j) hereto, the Purchaser does not have any Liabilities, subordinated or otherwise, which are material to the condition (financial or otherwise) of the assets, properties, or business of the Purchaser and which would materially and adversely effect the business of the Purchaser, its Adjusted Net Capital or its ability to repay its obligations. For the purposes of this Section 3
     (j), "Liabilities" means all liabilities and obligations, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued,

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     liquidated or  unliquidated,  whether due or to become due, which relate to the operation of the Purchaser's business prior to the Closing.

     (k) The Purchaser has available to it sufficient funds to pay Seller the Down Payment without violating its minimum capital requirements established by the NFA.

     (l) Purchaser and the Majority Member represent and warrant that, if Purchaser were a registered entity as of the date hereof, it would currently comply with the minimum capital requirements established by applicable regulatory authorities.

4. COVENANTS OF THE PARTIES.

     (a) Waiver. Effective immediately as of the date of this Agreement, each Party hereby waives any and all rights arising or existing under the Operating Agreement, the Purchaser's Certificate of Organization or any other agreement that would in any way prohibit or restrict the consummation of the Sale Transaction.

     (b) Non-Solicitation; Non-Interference; Non-Use; Non-Competition. From and after the date of execution of this Agreement, the Seller and the Purchaser shall not: (i) hire, recruit, solicit or otherwise attempt to employ or engage any person employed by the other Party, or induce or attempt to induce any person to leave such employment, other than soliciting employment by placement of general advertisements for such persons in newspapers or other media of general circulation, (ii) in any way interfere with the relationship between Purchaser or Seller, as the case may be, and any employee, customer, sales representative, broker, supplier, licensee or other business relation (or any prospective customer, supplier, licensee or other business relationship) of the other Party (including, without limitation, by making any negative or disparaging statements or communications regarding the other Party or any of its operations, officers, managers or members); (iii) use, display or distribute any

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     intellectual  property or other assets or attributes of the other Party; or
     (iv) directly or indirectly engage in any business that competes with the business of the other Party; provided, however, Seller may engage in the business of software development but not for the purpose of supplying or serving businesses principally engaged in the exchange or ownership of currencies, or trading in spot, Over The Counter ("OTC") foreign exchange transactions.

     (c) The Parties acknowledge their respective obligations under this Agreement, the CSLA and the Note shall continue following Closing and further acknowledge that references to the Agreement, to the CSLA and to the Note shall, where the context requires, include reference to the other transaction documents. To the extent, if any, there is a conflict between the terms and conditions of this Agreement and either the terms and conditions of the CSLA or the terms and conditions of the Note, the terms and provisions of the Agreement shall control; provided, however, if applicable regulatory authorities require otherwise, the provisions of the CSLA shall control in any event.

     (d) On or before the Note is paid in full, subject to all applicable regulatory requirements, Purchaser will use its commercially reasonable efforts to:

     (i) pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (A) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and (B) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a lien upon its property;

     (ii) preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the

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     normal conduct of its business,  except to the extent that failure to do so could not reasonably be expected to have a material and adverse effect on its business and operations; and preserve or renew all of its intellectual property, except to the extent such intellectual property is no longer used or useful in the conduct of the business of the Purchaser;

     (iii) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a material and adverse effect on its business and operations;

     (iv) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other persons;

     (v) comply in all material respects with the requirements of all U.S. laws and all U.S. orders, writs, injunctions and decrees applicable to it or to or property, except in such instances in which (A) such requirement of law or order, writ, injunction or decree is being contested in good faith by proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained in accordance with GAAP; and
     (B) such contest effectively suspends enforcement of the contested laws, and (C) the failure to comply therewith would not reasonably be expected to have a material and adverse effect on its business, operations and Adjusted Net Capital;

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     (vi) maintain  proper books of record and account,  in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business; and maintain such books of record and account in material conformity with all applicable requirements of it Regulators (defined in Section 5(a)(i) below), as the case may be;

     (vii) make available to Seller within 20 days of completion to Purchaser's satisfaction: (a) copies of Form 1-FR statements filed monthly with the NFA upon registration therewith, and (b) audited financial statements of the Purchaser for each fiscal year of Purchaser's business until the Purchase Price is paid in full.

     (viii) execute any and all further documents, agreements and instruments, and take all such further actions that may be required under any applicable law, or which Seller may reasonably request, to effectuate the transaction contemplated by this Agreement.

     (e) Until the Purchase Price has been paid in full to Seller, Purchaser shall use commercially reasonable efforts in its sole discretion, consistent with industry norms in the foreign currency exchange business, to maintain net capital in an amount which is materially greater than that which is required by applicable regulatory authorities.

     (f) One (1) business day following payment in full of the Purchase Price by Purchaser to Seller in accordance with CFTC Regulations, Seller hereby agrees to sell the Retained Interest to Purchaser, conditioned only upon payment of $5,000 by Purchaser to Seller in consideration thereof.

     (g) (i) Purchaser represents and covenants, as the case may be, that (A) Purchaser is in the process of registering as a Foreign Exchange Dealer ("FED") pursuant to CFTC Regulations with the NFA, (B) the CSLA and the

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     Note  must  be  approved  by  the  NFA as a  condition  to  achieving  such registration, (C) there exists a remote possibility that the NFA may require that the terms of the CSLA and/or the Note be amended to conform to its interpretation of CFTC Regulations, and (D) Purchaser is willing to close the Sale Transaction without approval of the CSLA and the Note by the NFA.

     (ii) In consideration of the foregoing, in the event that: (A) the NFA requires any amendments to the Note or the CSLA (which amendments if required shall be the "NFA Amendments") as a condition to FED registration, the effect of which NFA Amendments would deny Seller the benefit of any portion of the economic bargain made by it pursuant to this Agreement, the CSLA and Note, and (B) Seller has a resulting, reasonable good faith belief that it has been denied the economic benefit, or any portion, of its bargain as set forth in this Agreement, the Note and the CSLA, then the Parties agree to use their good faith efforts to (x) obtain the referenced FED registration and not to obstruct or prevent same, and (y) thereafter to settle any differences they may have for a period of no less than 30 days from the date of notification by the NFA as to its final position regarding such CSLA or Note. After such 30 day period, in the event Seller continues to have a reasonable good faith belief that it is being denied any portion thereof of the economic benefit bargained for based upon reasonably demonstrable facts, then it shall provide notice to Purchaser describing in reasonable detail the economic benefit lost and explaining the causal effect between the NFA Amendments required and the alleged loss of economic benefit. Purchaser shall promptly compensate Seller for actual lost economic benefit based upon reasonably detailed evidence thereof.

     (h) In the event that Seller is charged with any tax liability by applicable taxing authorities relating to the Interest Purchased and/or the Retained Interest which liability is attributable to any period during or after the 2009 calendar year (such period during or after 2009 is the "Tax Stub Period"), resulting from income allocated by such authority or authorities to the Seller for such Tax Stub Period, Purchaser shall take

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     responsibility for payment of, and shall make payment with respect to, such tax liability charged to Seller during such Tax Stub Period.

5. CLOSING CONDITIONS; DELIVERABLES AT CLOSING; ISSUES WITH THE REGULATORS.

     (a) Preparations for Closing.

     (i) Prior to the Closing Date:

               (A) Purchaser shall take all necessary steps as soon as practicable following the execution of this Agreement to secure approval of this transaction by the NFA and such other U.S. regulatory agencies having jurisdiction over Purchaser's business, from which Purchaser would have an obligation to secure prior approval if it were a registered FED (the "Regulators"); provided, however, the approval of the Regulators shall not be a condition to the Closing.

               (B) Seller shall prepare and file with the Securities and Exchange Commission ("SEC") as promptly as practical following the date of this Agreement, but in no event later than thirty (30) days following execution of this Agreement, an information statement meeting the requirements of Regulation 14C under the Securities Exchange Act of 1934, as amended, with respect to approval of this Agreement by written consent of the holders of a majority of Seller's outstanding shares of common stock.

               (C) Purchaser shall draft an Amended and Restated Operating Agreement and shall deliver same to Seller for its review and approval prior to the Closing Date, which approval shall not be unreasonably withheld.

     (b) Mutual Conditions to Closing

     (i) At the Closing Date:

               (A) there shall not be in effect any injunction, restraining order or decree of any nature of any governmental entity that prohibits or materially restricts the consummation of the transactions contemplated hereby; provided, however, that the benefits of this Section 5(b) shall not be available to a Party whose failure to fulfill its obligations hereunder shall have been the cause of, or shall have resulted in, such injunction, restraining order or decree; and

               (B) the conditions set forth below shall have been met by both Parties.

     (c) Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to consummate the Sale Transaction shall be subject to the satisfaction or waiver by Purchaser at or prior to the Closing Date of the following conditions:

     (i) the representations and warranties of the Seller contained in this Agreement shall be true and correct at and as of the date hereof and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date);

     (ii) Seller shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date; and

     (iii) the Seller shall have delivered to Purchaser:

               (A) a certificate executed by an executive officer of Seller, dated as of the Closing Date, certifying that the conditions specified in subsection 5 (b)(i) above have been satisfied and that the representations in Section 2 hereof are true and correct as of the Closing Date;

               (B) any existing certificate or certificates representing the Interest owned by Seller;

               (C) the Mutual General Release duly authorized and executed by the Seller Parties as defined therein in the form attached hereto as Exhibit A;

               (D) the CSLA and the Note duly authorized and executed by Seller;

               (E) evidence of approval of the sale of the Interest by the Seller reasonably satisfactory to Purchaser, including: (i) a resolution of the board of directors of the Seller approving the sale of the Interest,
     (ii) appropriate disclosure, solicitation of the stockholders of Seller and evidence of approval of the sale of the Interest by the stockholders of Seller, in accordance with applicable law, including an executed written consent with respect to this Agreement and the CSLA and Note from the majority of Seller's shares outstanding and written notice that Seller has complied with all requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended, with respect to timely distribution of an information statement to its stockholders at least twenty (20) days prior to the Closing Date ;

               (F) a legal opinion from counsel to the Seller reasonably satisfactory to the Purchaser opining: (i) as to the valid, binding and enforceable nature of this Agreement; (ii) that due corporate authorization has been obtained by Seller; and (iii) that all corporate acts have been taken thereby in accordance with applicable law to consummate the Sale Transaction;

               (G) written evidence of approval by the shareholders of Seller of this Agreement, the CSLA, the Note and this Agreement;

               (H) a signed joinder to the Amended and Restated Operating Agreement of the Company; and

               (I) other documentation reasonably requested which is reasonably satisfactory to the Purchaser reducing Seller's interest in Purchaser to the Retained Interest, the nature of which documentation Purchaser shall describe to Seller in writing no less than two (2) business days before the scheduled Closing Date.

     (d) Conditions to the Obligations of Seller. The obligations of the Seller to consummate the Sale Transaction shall be subject to the satisfaction or waiver by Seller at or prior to the Closing Date of the following conditions:

          (i) the Purchaser shall have delivered to Seller:

               (A) the Mutual General Release duly executed by Purchaser, Tradition North America, Inc, Max Q Investments, LLC, Emil Assentato and Joseph Botkier, in the form attached hereto as Exhibit A;

               (B) the CSLA duly executed by the Purchaser;

               (C) the Note duly executed by the Purchaser;

               (D) a certificate executed by the Managing Member of the Purchaser certifying to the approval of the Sale Transaction by the Purchaser's Board of Managers;

               (E) legal opinion from counsel to the Purchaser reasonably satisfactory to the Seller opining: (i) as to the valid, binding and enforceable nature of this Agreement; (ii) that due authorization has been obtained by Purchaser; and (iii) that all required corporate actions and approvals have been taken thereby in accordance with applicable law to consummate the Sale Transaction, with the exception of obtaining approval of the Note, the CSLA, and if necessary this Agreement, by the Regulators;

               (F) a certificate signed by an executive officer of the Purchaser certifying that the representations and warranties set forth in Section 3 hereof are true and correct as of the Closing Date;

               (G) other documentation reasonably requested which is reasonably satisfactory to Seller reducing Seller's equity interest in Purchaser to the Retained Interest, the nature of which documentation Seller shall describe to Purchaser in writing no less than two (2) business days before the scheduled Closing Date.

          (ii) Purchaser shall have delivered to Seller the Down Payment in accordance with Section 1(b) hereof, to Seller's account as follows:

               JP Morgan Chase Bank
               1 Chase Manhattan Plaza, New York, NY 10081
               ABA # 021000021 For the Account of:
               Advanced Technologies Group Ltd.
               Account # 217502352165

          (iii) The Closing shall be held at the offices of Seller's counsel upon the third business day after a date on which all of the following conditions have been met: (A) all terms and conditions set forth in Sections 5(a)-(d) above have been satisfied; and (B) twenty (20) days has lapsed following the date Seller has distributed an information statement to its stockholders in accordance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

     (e) Tradition's Covenant re Closing. Tradition covenants to execute the General Mutual Release if all the Closing conditions in Sections 5 (a)-(d) are met in its reasonable discretion.

6. INDEMNIFICATION.

     (a) Indemnification by Seller. Seller shall fully indemnify, protect and hold harmless the Purchaser Parties (as defined in the Mutual General Release), from and against all liabilities, losses, costs, damages and expenses, whether direct or indirect (including, without limitation, reasonable attorneys' and accountants' fees and expenses, court costs and reasonable out-of-pocket expenses) (collectively, "Losses") incurred by any of the Purchaser Parties arising from or as a result of: (i) any inaccuracy or misrepresentation in any representation or warranty of the Seller made herein or (ii) any breach of or failure to perform any covenant, agreement or obligation of the Seller in this Agreement or any agreement, document or certificate delivered hereunder.

     (b) Indemnification by Purchaser. Purchaser shall fully indemnify, protect and hold harmless the Seller and the Seller Parties from and against all Losses incurred by the Seller or the Seller Parties arising from or as a result of: (i) any inaccuracy or misrepresentation in any representation or warranty of the Purchaser made herein or (ii) any breach of or failure to perform any covenant, agreement or obligation of the Purchaser in this Agreement or any agreement, document or certificate delivered hereunder.

     (c) Procedures for Indemnification -- Third Party Claims.

          (i) Promptly after receipt by an indemnified party under Section 6(a) or 6(b), as the case may be, of notice of the commencement of any suit or legal proceeding against it or them (a "Proceeding"), such indemnified party will, if a claim is to be made against an indemnifying party under such Section 6(a) or 6(b), as the case may be, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

          (ii) If any Proceeding is brought against an indemnified party, and such indemnified party gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves taxes only, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (A) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (B) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding: (x) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification under Section 6(a) or 6(b) hereof, as the case may be; (y) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's written consent unless there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (z) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after such notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) Service of Process. Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.

     (e) Setoff Right. In the event that an indemnification obligation of the Seller under Section 6(a) hereof is not satisfied, to the extent that Seller refuses to defend or indemnify Purchaser as required hereunder upon prior notice to Seller of not less than ten (10) business days, Purchaser shall have the right to setoff the amount of such unpaid obligation in accordance with Section 13 of the Note, including any expenses incurred by Purchaser arising out of Seller's refusal to defend or indemnify. In the event that Purchaser desires to exercise its rights to set-off herein, the Parties agree as follows:

          (i) Purchaser shall notify Seller in writing of an indemnification obligation that Purchaser believes Seller has and Seller shall respond in writing within ten (10) days of receipt of such notice as to whether it will defend and indemnify Purchaser pursuant to such claimed obligation.

          (ii) If Seller refuses to defend and indemnify Purchaser, or Purchaser has reason to believe that Seller does not have the financial ability to satisfy such an obligation, Purchaser shall have the option to cease making principal and interest payments hereunder and to set aside all such payments in an amount equal to all fees and expenses paid by Purchaser related thereto and the amount of the claimed obligation, in an escrow account at a commercial bank in the City of New York, New York established pursuant to terms which are mutually agreeable to both Parties hereto, which agreement as to the bank and such terms shall not be unreasonably withheld, pending resolution of the third party claim against Purchaser giving rise to the claimed indemnification obligation of Seller ("Third Party Claim"). Upon resolution of the Third Party Claim, the Purchase Price shall be reduced to the extent that Seller is liable therefor. If Seller has no liability for such Third Party Claim, those amounts of principal and interest not paid to Seller under the Note shall be deemed past due payments and Seller shall be entitled to receive from the Purchaser all such past due payments plus the Default Rate of interest related thereto, as defined in the Note, with respect to such past due payments from the date Purchaser ceased making such payments to the date of payment by Purchaser of all past due payments in full, in addition to any other amounts due and owing under the Note.

          (iii) The provisions of Sections 6 (a) or (b) shall otherwise govern the disposition of any Proceeding hereunder and any Third Party Claim.

     (f) Survival of Representations and Warranties. The representations and warranties of the Purchaser and the Seller in Sections 2 and 3 hereof shall survive the Closing until the Note is paid in full.

7. SATISFACTION OF OUTSTANDING PAYABLE TO SELLER. Upon the execution of this Agreement, the Purchaser shall make payment via wire transfer to Seller of immediately available U.S. funds in an amount of TWO-HUNDRED AND FIFTY TWO THOUSAND FOUR HUNDRED AND FIFTY DOLLARS ($252,450) (representing payment of an account payable, originally incurred by Purchaser in the amount of One Hundred and Sixty Eight Thousand and Three Hundred Dollars ($168,300), plus ten per cent (10%) per annum simple interest from January 1, 2004 through December 31, 2008), in full and final satisfaction of such payable to Seller in such amount carried on the books and records of Purchaser.

8.   MISCELLANEOUS.

     (a) Amendments and Parties in Interest. This Agreement may be amended, modified or waived only by written instrument executed by all the Parties hereto. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties hereto.

     (b) Effective Date. Notwithstanding anything to the contrary, the effective date of Seller's sale of the Interest Purchased for all purposes shall be December 31, 2008.

     (c) Notices. All notices and other communications provided for hereunder shall be in writing and deemed given if (i) delivered personally, or (ii) sent by Federal Express, DHL, UPS or other similar commercial overnight courier (providing proof of delivery) to the Parties at the address above aforesaid. Such notices or other communications shall be deemed effective on the date received, if personally delivered during normal business hours, or if delivered by overnight courier, on the date delivered as established by return receipt or courier service confirmation or the date on which the return receipt or courier service confirms that acceptance of delivery was returned by the addressee. Each of the Parties hereto shall be entitled to specify a different address by giving written notice as aforesaid to each of the other Parties hereto.

     (d) Governing Law and Venue. The interpretation, validity and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without regard to any of its conflict of laws rules, and enforcement of this Agreement shall be had in any court sitting within the City of New York (the "Court"), and each party hereto irrevocably consents to such Court's exclusive jurisdiction of any dispute relating to or arising from this Agreement. Unless ordered otherwise by the Court, service of process may be had by Federal Express, DHL, UPS or overnight courier (providing proof of delivery) followed by regular mail and service shall be deemed affected within three (3) days of such mailing by regular mail.

     (e) Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor does it create or establish any third party beneficiary hereto. (f) Specific Performance. In addition to any other remedies provided in this Agreement, Purchaser shall be entitled to a decree compelling specific performance, and without the necessity of filling a bond, to the restraint by injunction of any actual or threatened violation of Seller's obligations under this Agreement, it being understood that monetary damages are not an adequate remedy for the breach of Seller's obligations hereunder and that such remedies are specifically contemplated and consented to by the parties hereto.

     (g) Language. The Parties agree that the language used in this Agreement is the language chosen by the Parties to express their mutual intent, and that no rule of strict construction is to be applied against Seller or Purchaser. Each Party and its respective counsel have reviewed and negotiated the terms of this Agreement.

     (h) Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. This Agreement may be executed by facsimile signatures, which shall be sufficient to bind the Parties hereto.

     (i) Entire Agreement. This Agreement and the exhibits hereto contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and representations, oral or otherwise, express or implied, with respect to the subject matter hereof previously made by any Party, hereto.

     (j) Recitals. The recitals which appear below the introductory section of this Agreement are incorporated herein by reference and made a part hereof.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be executed as of the date first above written.

                        Advanced Technologies Group, Ltd.


                            /s/ Abel Raskas
                            ----------------------------------------------------
                        By: Abel Raskas, President


                            /s/ Alex Stelmak
                            ----------------------------------------------------
                        By: Alex Stelmak, Chairman and Chief Financial Officer


                        FXDirectDealer, LLC


                            /s/ Emil Assentato
                            ----------------------------------------------------
                        By: Emil Assentato, Chairman


                        MaxQ Investments LLC


                            /s/ Emil Assentato
                            ----------------------------------------------------
                        By: Emil Assentato, Controlling Member

                        Tradition, N.A.
                        (only as to Section 5 (e) of the Agreement)


                            /s/ Judy Ricciardi
                            ----------------------------------------------------
                        By: Judy Ricciardi, Vice-President

                                    EXHIBIT A

                         Form of Mutual General Release

                             MUTUAL GENERAL RELEASE

The undersigned, in consideration of the mutual promises and covenants set forth below and in that certain Purchase and Sale Agreement dated as of even date herewith (the "Purchase Agreement") by and among Advanced Technologies Group, Ltd. (the "Seller"), and FXDirectDealer, LLC and MaxQ Investments LLC (the "Purchaser") transferring to Purchaser Seller's entire membership interest in Purchaser (which date of transfer shall be referred to as the "Closing Date"), and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each intending to be legally bound, hereby agree as follows:

(1) Release by Seller Parties. Except for the obligations of the parties set forth in the Agreement, the Seller and Abel Raskas, Stan Mashov and Alex Stelmak, which individuals constitute Seller's controlling stockholders (collectively such controlling stockholders are, with the Seller, the "Seller Parties") for themselves and their respective, heirs, executors, personal representatives, successors and assigns, do hereby release, quitclaim and forever discharge each of the Purchaser Parties (as hereinafter defined) and any of their respective successors and/or assigns and any and all other persons, firms, partnerships and corporations which are or might be claimed to be liable, and their respective current, future and former heirs, executors, personal representatives successors and assigns, of and from any and all debts, claims, counterclaims, rights, demands, costs, damages, losses, liabilities, actions and causes of action, including attorneys' fees and court costs, of every nature and description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, and whether arising at law or in equity, under the common law, state law, federal law, or any other law, or otherwise, arising out of or relating to any events, occurrences or circumstances existing on or before the Closing Date, it being the Seller Parties' intention to effect a general release of all such claims. Excepted from the foregoing release are all continuing obligations arising by virtue of the Purchase Agreement after the Closing Date.

(2) Release by Purchaser Parties. Except for the obligations of the parties set forth in the Agreement, the Purchaser and Tradition, N.A., MaxQ Investments LLC, Emil Assentato, and Joseph Botkier, (collectively with each Purchaser, the "Purchaser Parties"), for themselves and their respective, heirs, executors, personal representatives, successors and assigns, do hereby release, quitclaim and forever discharge each of the Seller Parties and any of their respective successors, and/or assigns and any and all other persons, firms, partnerships and corporations which are or might be claimed to be liable, and their respective current, future and former heirs, executors, personal representatives successors and assigns, of and from any and all debts, claims, counterclaims, rights, demands, costs, damages, losses, liabilities, actions and causes of action, including attorneys' fees and court costs, of every nature and description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, and whether arising at law or in equity, under the common law, state law, federal law, or any other law, or otherwise, arising out of or relating to any events, occurrences or circumstances existing on or before the Closing Date, it being the Purchaser Parties' intention to effect a general release of all such claims. Excepted from the foregoing release are all continuing obligations arising by virtue of the Purchase Agreement after the Closing Date.

(3) Governing Law. This Mutual General Release shall be governed by and construed in accordance with the laws of the State of New York law, without regard to any of its conflict of laws rules.

(4) No Admission. This Agreement shall not constitute or be construed as an admission of any wrongdoing by any party hereto.

(5) Interpretation. Except for the obligations of the parties set forth in the Purchase Agreement, this Mutual General Release is intended to be interpreted and construed in its broadest and most inclusive meaning so as to release any and all individuals and entities associated or affiliated in any manner with either the Seller Parties or the Purchaser Parties from any liability to the Seller Parties or to the Purchaser Parties, as the case may be.

(5) Representations and Warranties. The parties hereto each represent and warrant that, as of the date hereof, they each have the full power, capacity, and authority to enter into this Agreement; and that no other releases or settlements are necessary from any other person or entity to release and discharge the Parties from the claims specified above. Each party hereto declares and represents that, in executing this Mutual General Release, it has received legal advice as to its respective legal rights and hereby certifies that it has read all of this Mutual General Release and fully understands the same.

(6) Defined Terms. All capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.



                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the Parties have caused this Mutual General Release to be executed this __________ day of ____________, 200_.


                          Advanced Technologies Group, Ltd.

                              /s/ Abel Raskas
                              --------------------------------------------------
                          By: Abel Raskas, President


                              /s/ Alex Stelmak
                              --------------------------------------------------
                          By: Alex Stelmak, Chairman and Chief Financial Officer


                          FXDirectDealer, LLC


                              /s/ Emil Assentato
                              --------------------------------------------------
                          By: Emil Assentato, Chairman


                              /s/ Joseph Botkier
                              --------------------------------------------------
                          By: Joseph Botkier, President


                          MaxQ Investments LLC


                              /s/ Emil Assentato
                              --------------------------------------------------
                          By: Emil Assentato, Controlling Member


                          Tradition (North America), Inc.


                              /s/ Judith Ricciardi
                              --------------------------------------------------
                          By: Judith Ricciardi, Vice President

                          /s/ Emil Assentato
                          --------------------------------------------------
                          Emil Assentato


                          /s/ Joseph Botkier
                          --------------------------------------------------
                          Joseph Botkier


                          /s/ Alex Stelmak
                          --------------------------------------------------
                          Alex Stelmak


                          /s/ Stan Mashov
                          --------------------------------------------------
                          Stan Mashov


                          /s/ Abel Raskas
                          --------------------------------------------------
                          Abel Raskas

                                    EXHIBIT B

                            Form of Subordinated Note

                                SUBORDINATED NOTE

DATE: January __, 2009

Borrower: FXDirectDealer, LLC (the "Borrower")

Borrower's Address: 75 Park Place, 4th Floor, New York, NY 10007

Lender: Advanced Technology Group Ltd, Inc. (the "Lender")

Lender's Address: 249 Washington Street, Jersey City, NJ 17032

Principal Amount Borrowed: Seventeen Million Dollars ($17,000,000)
                              ("Principal Amount")

Terms of this Subordinated Note are as follows:

1. PAYMENT TERMS

(a) This Subordinated Note is a part of the purchase price paid by Borrower pursuant to a Purchase and Sale Agreement dated the date hereof ("Purchase and Sale Agreement"), to which Lender and Borrower are also parties, pertaining to the sale of substantially all of Lender's right, title and interest in certain membership units in the Borrower. The terms of this Subordinated Note are subject to the terms of a Cash Subordinated Loan Agreement ("CSLA") also dated the date hereof to which Lender and Borrower are also parties. Capitalized terms not defined in this Subordinated Note shall be given the meaning set forth in such CSLA.

(b) Subject to the CSLA, the Capital Requirements and the CFTC Regulations, this Note represents a loan from Borrower to Lender in the Principal Amount and is due in thirty six (36) consecutive and equal monthly payments of principal in the amount of $472,222.22 with interest payable on a monthly basis in arrears in the amount of ten percent (10%) per annum of the declining balance, calculated based upon a 365 day year, (which interest rate shall be referred to as the "Contract Rate"), subject to Section 1 (c) hereof, commencing on March 1, 2009 and thereafter payable on the first Business Day of each succeeding month. Total unpaid principal and interest shall be referred to as "Indebtedness". Subject to the CSLA, all Indebtedness, including interest accrued on outstanding amounts of Indebtedness but not paid, is payable in full no later than three (3) years from the date hereof (such three year period is the "Term" and the last day of the Term is the "Maturity Date"). "Business Day" means any day, other than a Saturday, a Sunday or a day on which the banks are closed in New York City.

(c) Notwithstanding the foregoing, any monthly payments made hereunder shall not be deemed to be past due and payable to the Borrower until the 10th day following the date that each such payment is due (which 10 day period is referred to as the "Grace Period" during which no obligation shall exist hereunder with respect to the referenced monthly payment obligation in arrears).

The outstanding amount due and payable under this Subordinated Note, including any interest payable pursuant to Sections 1 and 3 hereof (referred to as "Interest"), shall be referred to as the "Indebtedness".

2. BORROWER'S PRE-PAYMENT RIGHT AND CASH SUBORDINATED LOAN AGREEMENT

Subject to CFTC Regulations, Borrower reserves the right to prepay, in whole or in part, this Subordinated Note prior to the last day of the Term, subject in all respects to the CSLA.

3. PAST DUE INSTALLMENTS

All past due monthly payments due hereunder shall bear interest at the Contract Rate plus two percent (2%) per annum for such time that such payments remain past due and unpaid (which per annum Contract Rate plus two per cent shall be the "Default Rate") The Default Rate shall be applied to such past due payments and shall be calculated on a per diem basis as long as Borrower is in default with respect thereto.

4. FORBEARANCE NOT A WAIVER

Lender's forbearance in enforcing a right or remedy as set forth herein shall not be deemed a waiver of said right or remedy for a subsequent cause, breach or default of the Borrower's obligations herein; provided, however, Borrower's ability to pay principal and/or interest hereunder shall be subject to CFTC Regulations, the Capital Requirements as a part thereof, and the rules and regulations of the applicable DSRO all as more fully set forth in the CSLA.

5. FORM OF PAYMENT

Any check, draft, money order, or other instrument given in payment of all or any portion hereof shall be accepted by the Lender and handled in collection in the customary manner, but the same shall not constitute payment hereunder except to the extent that actual cash proceeds are unconditionally received by such Lender and applied to the Indebtedness in the manner elsewhere herein provided and in accordance with this Subordinated Note and the CSLA. Payments shall be made to the Lender at the address set forth above or at such other address as is provided to Borrower by Lender in writing.

6. ATTORNEY'S FEES

If (a) suit for breach or non-payment of this Subordinated Note is brought for collection or enforcement hereof, or if an action for collection is brought through probate, bankruptcy, or other judicial proceeding, and (b) Lender prevails in its claim of breach or non-payment, then Borrower shall pay Lender all costs of collection and enforcement, including reasonable attorney's fees and court costs in addition to other amounts due.

7. SEVERABILITY

If any provision of this Subordinated Note shall, for any reason and to any extent, be invalid or unenforceable, the other valid provisions of this Subordinated Note shall not be affected thereby, but instead shall be enforced to the maximum extent permitted by applicable law.

8. BINDING EFFECT

The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

9. DESCRIPTIVE HEADINGS

The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note.

10. CONSTRUCTION

The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

11. GOVERNING LAW

This Note shall be governed, construed and interpreted by, through and under the Laws of the State of New York, subject to the CFTC Regulations, the Capital Requirements and the rules and regulations of the applicable DSRO.

12. NON-TRANSFER

The holder of this Subordinated Note agrees not to sell, transfer, assign, pledge or otherwise dispose of any interest in this Note to any person or entity. Any transfer or attempted transfer of this Subordinated Note shall be void, and neither Borrower nor Lender shall record such transfer on its books or treat any purported transferee of this Subordinated Note as the owner thereof for any purpose.

13. SETOFF

The Purchase and Sale Agreement sets forth specific conditions upon which Borrower may be entitled to set off amounts owed to Lender pursuant to this Note representing matured indemnification obligations of Lender to and in favor of Borrower under Section 6(a) of the Purchase and Sale Agreement.


                            [Signature Page Follows]

EXECUTED this __________ day of January 2009.


                            FX DIRECT DEALER LLC


                            BY:
                               -------------------------------------------------


                            NAME:
                                 -----------------------------------------------


                            TITLE:
                                  ----------------------------------------------


Agreed and Acknowledged:

ADVANCED TECHNOLOGIES GROUP, LTD.

BY:
   ----------------------------------

NAME:
     --------------------------------

TITLE:
      -------------------------------





                      [Signature Page to Subordinated Note]

                                    EXHIBIT C

                    Form of Cash Subordinated Loan Agreement

                        CASH SUBORDINATED LOAN AGREEMENT

     This Cash Subordinated Loan Agreement (the "Agreement") is effective as of the __ day of January __, 2009 by and between Advanced Technologies Group, Ltd. (the "Lender"), and FX Direct Dealer LLC (the "Borrower"), which parties mutually agree as follows:

     WHEREAS, Lender is selling substantially all of its membership interests in Borrower, i.e. 99.96% of such membership interests (the "Sold Interest") to Borrower in accordance with the terms of a Purchase and Sale Agreement dated of even date hereof ("Purchase Agreement") and is retaining membership interests which will represent a .01 percentage interest in Borrower after closing of such sale transaction (the "Retained Interest"); and in consideration of the sale of the Sold Interest is accepting $26,000,000 (the "Purchase Price"), comprised of $9,000,000 in cash paid upon the Closing Date established pursuant to the Purchase Agreement and a subordinated note in the principal amount of $17,000,000;

     WHEREAS, the $17,000,000 in loan obligations made a part of such Purchase Price shall be represented by a "Subordinated Note" attached hereto as Exhibit A and incorporated herein by reference, which obligation including accrued interest shall be referred to as the "Indebtedness" and shall be payable pursuant to the terms and conditions thereof and of this Agreement;

     WHEREAS, the parties hereto agree and acknowledge that the terms of the Subordinated Note and this Agreement are governed by the rules and regulations of the U.S. Commodities Futures Exchange Commission and the Capital Requirements of the Designated Self-Regulatory Organization as defined below, and as such are subject to certain restrictions; and that said Indebtedness shall qualify as equity capital pursuant to CFTC Regulations as defined below; and

     WHEREAS, the parties agree and acknowledge that Borrower is entering into this Agreement and the Purchase Agreement in reliance upon the condition that the Indebtedness, shall be included as Adjusted Net Capital pursuant to Commodity Futures Trading Commission Regulation 1.17 (c) (5); and that this Agreement shall qualify as a Subordination Agreement as defined in Section 2 hereof.

1. The recitals hereto are incorporated herein by reference as if fully set forth herein.

2. Capitalized terms that are undefined herein are defined in the Subordinated Note attached as Exhibit A. The following are certain definitions that are used in this Agreement:

     (a) The term "Designated Self-Regulatory Organization" or "DSRO" shall mean the Exchange(s) and/or other Self-Regulatory Organizations which is (are) a party to the Joint Audit Agreement and which has (have) been designated by the Joint Audit Committee as the Borrower's DSRO. The Borrower's DSRO is subject to change from time to time at the Joint Audit Committee's discretion.

     (b) The term "Commission" shall mean the U.S. Commodity Futures Trading Commission.

     (c) The term "Capital Requirements" shall mean the rules, regulations, and requirements of the Designated Self-Regulatory Organization which were adopted pursuant to CFTC Regulations 1.17 and 1.52.

     (d)  The  term  "CFTC   Regulations"   shall  mean  the  minimum  financial
          requirements set forth in CFTC Regulation 1.17 (a) (1).

     (e) The term "Adjusted Net Capital" shall mean adjusted net capital as defined in Commodity Futures Trading Commission Regulation 1.17(c)(5).

     (f) The term "Subordination Agreement" shall mean either a subordinated loan agreement or a secured demand note agreement, as those terms are defined in Commodity Futures Trading Commission Regulation 1.17(h)(1).

     (g) "Business Day" means any day, other than a Saturday, a Sunday or a day on which the banks are closed in New York City.

3. Lender hereby agrees to lend the sum of SEVENTEEN MILLION DOLLARS ($17,000,000) to Borrower which loan shall be repaid in thirty-six equal monthly installments of principal in the amount of $472,222.22 each with interest thereon at the rate of ten percent (10%) per annum on the declining balance, due on the first Business Day of each month after the date hereof, with the final payment due three (3) years from the date hereof (the "Maturity Date"), in accordance with terms and conditions set forth herein and in the Subordinated Note. Any conflict or perceived conflict between this Agreement and the Subordinated Note shall be resolved in favor of this Agreement.

4. The Lender hereby subordinates any right to receive payment with respect to this Agreement and the Subordinated Note to the prior payment or provision for payment in full of all claims of all present and future creditors of the Borrower arising out of any matter occurring prior to the Maturity Date, except for claims which are the subject of subordination agreements which rank on the same priority as or are junior to the claim of the Lender under this Agreement and the Subordinated Note.

5. The proceeds of the subordinated loan evidenced by the Subordinated Note shall be used by the Borrower and be a part of its capital and shall be subject to the risks of its business.

6. The Borrower shall have the right to deposit any cash proceeds of this Agreement in an account or accounts in its own name in any bank or trust company.

7. Borrower, at its option, but not at the option of Lender, may make a payment of all or any portion of the Indebtedness prior to the scheduled Maturity Date (hereinafter referred to as a "Prepayment"); provided, however, no Prepayment may be made before the expiration of one year from the date this Agreement becomes effective. In addition, no Prepayment shall be made if, after giving effect thereto (and to all payments of payment obligations under any other subordination agreements then outstanding, the maturity or accelerated maturities of which are scheduled to fall due within six months after the date such Prepayment is to occur pursuant to this provision, or on or prior to the date on which the payment obligation with respect to such Prepayment is scheduled to mature disregarding this provision, whichever date is earlier) without reference to any projected profit or loss of the Borrower, the Adjusted Net Capital of the Borrower is less than the greatest of (a) 120% of the appropriate minimum dollar amount required by CFTC Regulations, or (b) 120% of the firm's risk based capital requirement calculated in accordance with CFTC Regulations, or (c) if the Borrower is a securities broker or dealer, the amount of net capital specified in Rule 15c3-1d(b)(7) of the Regulations of the Securities and Exchange Commission 17C.F.R.240.15c3-1d(b)(7) or (d) the minimum capital requirement as defined by the DSRO; provided, notwithstanding the above, no Prepayment shall occur without the prior written approval of the DSRO.

8. In the event that Borrower fails to make a payment required in accordance with the Subordinated Note, subject to the terms of this Agreement and the Capital Requirements, the parties agree as follows: if the Indebtedness obligation of the Borrower has not matured or been paid in full pursuant to the terms of the Subordinated Note and: (i) such obligation is suspended pursuant to Section 11 hereof for a six month period or (ii) if Borrower fails to make three payments during any six month period regardless of the reason for such failure, then, upon the date that such six month period in
     (i) or (ii) above lapses, Borrower shall commence the orderly liquidation of its business and the right of the Lender to receive payment, together with accrued interest, shall remain subordinate to all other rights to receive payment from the Borrower, as required by the provisions of this Agreement.

9. Subject to CFTC Regulations and the Capital Requirements and the terms of any senior indebtedness outstanding, on or before payment in full of the Indebtedness, if: (a) Borrower sells an equity interest equal to fifty per cent (50%) or less of its fully diluted capitalization to a third party investor (a "Minority Sale") for cash proceeds which Borrower is free to use for its internal purposes (hereinafter any such cash proceeds are "Proceeds"), then fifty per cent (50%) of such Proceeds will be utilized to pay down the Indebtedness, but only to the extent that said Indebtedness remains outstanding.

10. Subject to CFTC Regulations, the Capital Requirements and the terms of any senior indebtedness outstanding, on or before payment in full of the Indebtedness, if Borrower undergoes a "Change of Control" (defined below), and cash proceeds, net of transaction expenses, are received by the Borrower upon the consummation of such Change of Control, such cash proceeds shall be used to repay the Indebtedness, promptly. In the event and to the extent that Borrower receives non-cash proceeds as consideration in such Change of Control such that insufficient cash proceeds are available to repay the Indebtedness in full, Borrower shall repay such Indebtedness in full on or before a date which is the later of: (a) 190 days after consummation of the Change of Control, or (b) no more than 10 days after any "lock up period" required to be observed by Borrower with respect to such non-cash proceeds shall have lapsed (which date of payment is the "Required Payment Date"); provided, however, in any event, any unencumbered cash proceeds received by Borrower resulting from a Change in Control shall first be used to repay the Indebtedness, to the extent thereof and subject to the terms of any senior indebtedness. "Change of Control" means any consolidation, exchange or merger of the Borrower with or into any corporation or other entity or person (or group of entities or person), or any other corporate reorganization or transfer of capital stock or units, in which the stockholders or unit holders of Borrower immediately prior to such consolidation, exchange, merger or reorganization, own less than fifty per cent (50%) of the Borrower's voting power immediately after such consolidation, exchange, merger or reorganization, or any transaction or series of related transactions to which the Borrower is a party in which in excess of fifty per cent (50%) of the Borrower's voting power is transferred.

11. The payment obligation of the Borrower in respect of this Agreement shall be suspended and shall not mature if, after giving effect to payment of such payment obligation (and to all payments of payment obligations of the Borrower under any other subordination agreements then outstanding which are scheduled to mature on or before such payment obligation), the Adjusted Net Capital of the Borrower would be less than the greatest of 1) 120% of the appropriate minimum dollar amount required by CFTC Regulations, or 2) 120% of the firm's risk based capital requirement calculated in accordance with CFTC Regulations, or 3) if the Borrower is a securities broker or dealer, the amount of net capital specified in Rule 15c3-1d(b)(8)(i) of the Regulations of the Securities and Exchange Commission, [17C.F.R. 240.15c3-1d(b)(8)(i)] or 4) the minimum capital requirement as defined by the DSRO. Upon any such suspension, interest shall continue to accrue pursuant to the terms of the Subordinated Note.

12. Notwithstanding any terms or conditions herein to the contrary, no default in the payment of interest or in the performance of any covenant or condition of this Agreement or the Subordinated Note shall have the effect of accelerating the date on which the Borrower's payment obligation is scheduled to mature. Any and all remedies of the Lender hereunder or pursuant to the Subordinated Note shall be subject to CFTC Regulations and the Capital Requirements.

13. Notwithstanding the provisions of paragraph 11 of this Agreement, the payment obligation of the Borrower with respect to this Agreement, together with accrued interest and compensation, shall mature in the event of any receivership, insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to the bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, but the right of the Lender to receive payment, together with accrued interest or compensation, shall remain subordinate as required by the provisions of this Agreement.

14. The Borrower shall immediately notify the DSRO and the Commission if, after giving effect to all payments of payment obligations under this Agreement or other subordination agreements then outstanding which are then due or mature within the following six months without reference to any projected profit or loss of the Borrower, its adjusted net capital would be less than the greatest of: 1) 120% of the appropriate minimum dollar amount required by CFTC Regulations, or 2) 120% of the firm's risk based capital requirement calculated in accordance with CFTC Regulations, or 3) if Borrower is a securities broker or dealer, the amount of net capital specified in Rule 15c3-1d(c)(2) of the Regulations of the Securities and Exchange Commission, [17C.F.R.240.15c3-1d(b)(c)(2] or 4) the minimum capital requirement defined by the DSRO.

15. Neither this Agreement nor any note or other instrument made hereunder is entered into in reliance upon the standing of the Borrower as a member organization of any commodity exchange or securities exchange or upon any such exchange's surveillance of the Borrower or its capital position. The Lender is not relying upon any such exchange to provide any information concerning or relating to the Borrower. No such exchange has a responsibility to disclose to the Lender any information concerning or relating to the Borrower which it may have now or at any future time. Neither any such exchange nor any officer or employee of any such exchange shall be liable to the Lender with respect to this Agreement, the Indebtedness, the repayment thereof, any interest or compensation thereon or any damages resulting from the breach of this Agreement. Neither the DSRO nor the Commission is a guarantor of this Agreement.

16. This Agreement shall be binding upon the Lender and the Borrower and their respective heirs, executors, administrators, successors and assigns. The parties hereto represent and warrant that they are duly authorized to enter into this Agreement and that there exists no contract, agreement, understanding, law, judgment or regulation that does or would conflict with or which does or would prevent either party's entering into such Agreement.

17. Any note or other written instrument evidencing the Indebtedness shall bear on its face an appropriate legend stating that such note or instrument is issued subject to the provisions of this Agreement, which shall be adequately referred to and incorporated by reference herein.

18. This Agreement shall not be subject to cancellation by either party; no payment shall be made with respect hereto and this Agreement shall not be terminated, rescinded or modified by mutual consent or otherwise, if the effect thereof would be inconsistent with the Capital Requirements or, if applicable, the CFTC Regulations.

19. This Agreement is governed by the laws of the State of New York, exclusive of conflicts of laws principles; provided, however, notwithstanding anything contained herein to the contrary, the parties hereto shall comply with the rules and regulations of the DSRO and the rules and regulations of the Commission.

20. Any notice required or provided for herein shall be deemed to have been given or received when it has been delivered in person or has been deposited, postage prepaid, by United States certified or registered mail, addressed to the intended person:

     (a) If for Borrower:

               c/o Joseph Botkier
               FX Direct Dealer LLC
               75 Park Place, 4th floor, New York, N. Y. 10007

     (b) If for Lender:

               c/o   Alex Stelmak
               Advanced Technologies Group, Ltd.
               249 Washington Street, Jersey City, N.J. 07032

     (c) If for Borrower's DSRO:

               ----------------------------------------------

               ----------------------------------------------

               ----------------------------------------------

21. This Agreement supersedes all prior agreements of the parties with respect to the Indebtedness or any agreements or understandings related thereto and any amendments or modifications hereto shall be made only by a written agreement executed by the parties hereto.


     IN WITNESS WHEREOF, the parties hereto have set their hands on the date above written.

                                    Lender: Advanced Technologies Group, Ltd.

                                    By: ___________________________

                                    Name (Printed):_________________

                                    Title: _________________________



                                    Borrower: FX Direct Dealer LLC

                                    By: __________________________

                                    Name (Printed): _________________

                                    Title: _________________________